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EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2001 (except for notes 1 and 12 which are as of May 10, 2001) in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-60678) and related Prospectus of Voice Mobility International, Inc. for the registration of 9,750,000 shares of Common Stock and Share Warrants to acquire 3,250,000 shares of Common Stock.

                                                           /s/ ERNST & YOUNG LLP

Vancouver, Canada,
June 7, 2001                                               Chartered Accountants